EXHIBIT 23



CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-75477) pertaining to the Retirement Savings Plan, the Registration Statement (Form S-8 No. 333-21857) pertaining to the Equity Incentive Plan, The Registration Statement (Form S-8 No. 333-22673) pertaining to the 1995 Director Stock Option Plan, and the Registration Statement (Form S-3 No. 333-29425) pertaining to the Dividend Reinvestment and Direct Stock Purchase Plan of American Medical Security Group, Inc. of our report dated February 7, 2000, with respect to the consolidated financial statements and schedules of American Medical Security Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                     /S/ ERNST & YOUNG LLP
                                                     ---------------------------
                                                     ERNST & YOUNG LLP

Milwaukee, Wisconsin
March 9, 2000